As filed with the Securities and Exchange Commission on March 31, 2020

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OpGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-1614015
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

708 Quince Orchard Road, Suite 205 Gaithersburg, MD	20878
(Address of Principal Executive Offices)	(Zip Code)

OPGEN, INC.

2015 EQUITY INCENTIVE PLAN, AS AMENDED AND RESTATED

(Full title of the plan)

Timothy C. Dec

Chief Financial Officer

708 Quince Orchard Road, Suite 205

Gaithersburg, MD  20878

(Name and address of agent for service)

(240) 813-1260

(Telephone number, including area code, of agent for service)

with a copy to:

Peter Jaslow, Esquire

Ballard Spahr LLP

1735 Market Street

51st Floor

Philadelphia, Pennsylvania 19103

215-665-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non−accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.01 par value	223,291	$2.89	$645,310.99	$83.76

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock issuable under the equity plan described below in the event the number of outstanding shares of the Registrant is increased by reason of any stock dividend, stock split, recapitalization, merger, consolidation or reorganization or similar transaction.

(2)	Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h) promulgated under the Securities Act, the price shown is based upon the average of the high and low prices reported for the Common Stock on the Nasdaq Capital Market on March 27, 2020.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement on Form S-8 (the “Registration Statement”).

PART II -

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Explanatory Note

OpGen, Inc. (the “Registrant”) is filing this Registration Statement to register an additional 223,291 shares of its common stock, par value $0.01 per share (“Common Stock”), for issuance under the OpGen, Inc. 2015 Equity Incentive Plan, as amended and restated (the “Plan”). Pursuant to General Instruction E to Form S-8, the contents of Registrant’s prior Registration Statement on Form S-8 (File No. 333-205864) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.  Only those items of Form S-8 containing new information not contained in the earlier registration statement are presented herein. The Registrant effected a one (1) for twenty (20) reverse stock split on August 28, 2019, and all share numbers in this Registration Statement reflect the impact of the reverse stock split.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, filed or to be filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

•	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Commission on March 24, 2020;

•	The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 23, 2020 (Item 8.01), January 30, 2020 (Item 8.01 and 9.01), February 12, 2020 (Items 1.01 and 9.01); February 12, 2020 (Items 8.01 and 9.01); February 20, 2020 (Items 8.01 and 9.01); February 28, 2020 (Items 1.01 and 9.01); March 10, 2020 (Items 8.01 and 9.01); March 16, 2020 (Items 8.01 and 9.01) and March 19, 2020 (Items 8.01 and 9.01); and

•	The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-37367) filed with the Commission on April 30, 2015, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the ‟Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  The statements required to be so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.    EXHIBITS.

Exhibit Number	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of OpGen, Inc., filed with the Secretary of the State of Delaware on August 28, 2019 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on August 28, 2019).

4.1	Form of Common Stock Certificate of Registrant (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 24, 2020).

5.1 *	Opinion of Ballard Spahr LLP.

10.1	2015 Equity Incentive Plan, as amended and restated on March 29, 2018 (incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017, filed on March 29, 2018).

23.1 *	Consent of CohnReznick LLP.

23.3 *	Consent of Ballard Spahr LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (see signatures page to this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland on March 31, 2020.

OPGEN, INC.

By:	/s/ Evan Jones
Name: Title:	Evan Jones Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Oliver Schacht and Timothy C. Dec and each of them, as the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Evan Jones Evan Jones	Chief Executive Officer and Director (principal executive officer)	March 31, 2020

/s/ Timothy C. Dec Timothy C. Dec	Chief Financial Officer (principal financial officer and principal accounting officer)	March 31, 2020

/s/ R. Donald Elsey	Director	March 31, 2020
R. Donald Elsey

/s/ Tina Nova	Director	March 31, 2020
Tina Nova

/s/ Misti Ushio	Director	March 31, 2020
Misti Ushio